CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Premium Money Market Trust – Western Asset Premium Liquid Reserves (the “Registrant”), each certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive OfficerPrincipal Financial Officer

Legg Mason Partners Premium Money                         Legg Mason Partners Premium Money

Market Trust - Market Trust -

Western Asset Premium Liquid Reserves                     Western Asset Premium Liquid Reserves

/s/ Jane Trust/s/ Christopher Berarducci

Jane Trust Christopher Berarducci

Date:  April 21, 2020Date:  April 21, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.